                                                                    Exhibit 12.1

         Statement of Computation of Ratio of Earnings to Fixed Charges
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

                                                      For the Year Ended December 31,                         Three Months Ended
                                                                                                                   March 31,
                                                         (dollars in thousands)                               (dollars in thousands)
                                    -------------------------------------------------------------------   --------------------------
                                       1994         1995          1996          1997           1998          1998             1999
                                       ----         ----          ----          ----           ----          ----             ----
Income from continuing operations   $  48,086    $  49,840     $  49,337     $  48,807     $  52,007      $  10,916       $  14,007

Portion of rents representative
  of the interest factor                2,969        3,014         2,950         3,206         3,538            928             977

Interest on indebtedness              25, 265       22,045        22,192        21,535        16,246          4,024           4,147
                                    ---------    ---------     ---------     ---------     ---------     ----------       ---------
     Income as adjusted             $  76,320    $  74,899     $  74,479     $  73,548     $  71,791     $   15,868       $  19,131
                                    =========    =========     =========     =========     =========     ==========       =========


Interest on indebtedness            $  25,265    $  22,045     $  22,192     $  21,535     $  16,246     $    4,024       $   4,147

Capitalized interest                      160          455           319           648         1,055            239             271

Portion of rents representative
  of the interest factor                2,969        3,014         2,950         3,206         3,538            928             977


                                    ---------    ---------     ---------     ---------     ---------     ----------       ---------
     Total fixed charges            $  28,394    $  25,514     $  25,461     $  25,389     $  20,839     $    5,191       $   5,395
                                    =========    =========     =========     =========     =========     ==========       =========
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